Your **Vote** Counts!

SPROUT SOCIAL, INC.

2024 Annual Meeting
Vote by May 21, 2024 11:59 PM ET. For shares held in a Plan, vote by May 17, 2024 11:59 PM ET.



sproutsocial

SPROUT SOCIAL, INC.
131 S. DEARBORN ST.
SUITE 700
CHICAGO, IL 60603

V39698-P04163

You invested in SPROUT SOCIAL, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 22, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report at https://shareholder.broadridge.com/spt2024 OR you can receive a free paper or email copy of the material(s) by requesting prior to May 8, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 22, 2024
10:00 a.m. Central Time

Virtually at:
www.virtualshareholdermeeting.com/SPT2024

*Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect two Class II directors to serve until our 2027 annual meeting of stockholders or until their successors are duly elected and qualified.	
	Nominees:	
1a.	Justyn Howard	**For**
1b.	Thomas Stanley	**For**
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.	**For**
3.	To conduct an advisory vote to approve the compensation of our named executive officers.	**For**

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournments or postponements thereof.

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